EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN EXPRESS ENTERS INTO AGREEMENT TO CREATE JOINT VENTURE FOR BUSINESS TRAVEL
Qatar Investment Authority and Certares lead group investing $900 million for 50% stake in joint venture; American Express retains 50% ownership

Investment creates additional capacity for products, technology and servicing capabilities

NEW YORK – March 17, 2014 – American Express Company (NYSE: AXP) today announced that it has signed an agreement to create a joint venture for its Global Business Travel division (“GBT”). Under the agreement, American Express will share ownership of the joint venture with an investor group led by Certares. In the proposed transaction, American Express will separate its GBT operations into a dedicated holding structure, which will include certain assets and liabilities that currently comprise GBT, and will have a 50% ownership stake in the joint venture following the closing. In exchange for an investment of $900 million in the joint venture, the investor group will hold the remaining 50%. American Express initially announced its intention to pursue this joint venture transaction in September 2013.

The Certares-formed group includes Qatar Investment Authority through its wholly-owned subsidiary Qatar Holding LLC, funds managed by BlackRock, Certares itself and Macquarie Capital. The business will continue to operate under the “American Express Global Business Travel” brand following the closing. American Express expects to execute comprehensive commercial agreements with the joint venture to provide uninterrupted service and close coordination for the benefit of mutual customers of GBT and American Express’ other business units, such as Global Corporate Payments, which issues the American Express Corporate Card and provides business-to-business payment solutions.

Bill Glenn, formerly President of Global Commercial Services at American Express, will be President and Chief Executive Officer of the joint venture. Certares founder Greg O’Hara will serve as Chairman of the joint venture.

“The joint venture reflects our continued commitment to the travel business through a new structure with an outstanding group of investors and the resources to grow the business and provide additional value to our corporate customers,” said Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express. “Bill Glenn is an accomplished leader with experience running major business units during his distinguished career at American Express. He has built strong customer relationships throughout the corporate sector and his experience makes him a terrific choice to lead the transformation of a business that will be focused on capitalizing on new growth opportunities.”

H.E. Ahmad Al-Sayed, Chief Executive Officer of Qatar Investment Authority said: “We are pleased to have agreed terms and established this joint venture with Mr. Chenault and his management team, whom we regard as one of the most reputable and capable in any industry. American Express Global Business Travel is a truly global operation with clear benefits for our investment portfolio, across multiple regions and sectors. We welcome our new partners and look forward to a long and successful relationship.”

The joint venture will build upon GBT’s technology innovations to support digital and premium servicing capabilities, mobile applications, improved reporting tools and itinerary management solutions, as well as the customer service expertise for which American Express is renowned. In addition to travel services, GBT provides meetings & events management and consulting services to some of the world’s most recognized companies.

Mr. Glenn added: “To our knowledge, this would be the largest single investment made in a travel management company. We believe it will accelerate our growth by funding meaningful advances in technology, analytics and service excellence that will benefit suppliers, partners and our global customer base. We account for more corporate travel sales than any other TMC, and these initiatives will put us in a better position to help travel buyers manage travel spend and support their travelers.”

The closing of the joint venture transaction is subject to the receipt of requisite regulatory approvals and the satisfaction of other customary closing conditions. Assuming these conditions are met, American Express would plan to close the transaction in the second quarter of 2014. American Express would expect to use a substantial portion of any gain recognized upon a closing of the transaction to invest in growth initiatives.

GBT has over 14,000 employees and operations and network partners in 139 countries worldwide. It offers a comprehensive network, service dependability, and deep insight to customers representing more than $19 billion in corporate travel spend.

American Express’ consumer travel business, which provides Card Members and other consumers with travel benefits and services, is not part of the transaction.

UBS Investment Bank and Lazard are financial advisors and Cleary Gottlieb Steen & Hamilton LLP is legal advisor to American Express on this transaction.

Credit Suisse is financial advisor and Dechert LLP is legal advisor to the Certares investor group on this transaction. Legal advisors on this transaction are Linklaters LLP to Qatar Holding LLC, Ropes & Gray to BlackRock (on behalf of managed funds) and Willkie Farr & Gallagher LLP to Macquarie Capital.

###

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.

About American Express Global Business Travel
Positioned at the intersection of commerce and travel, American Express Global Business Travel offers its customers a comprehensive network, service dependability, and deep insight to help move people and businesses forward. American Express Global Business Travel provides leading travel solutions, integrated consulting services, proprietary research, and end-to-end meetings and events capabilities. These innovative offerings enable customers to optimize the return on their travel and meetings investments. Learn more at www.americanexpress.com/businesstravel.

American Express Global Business Travel is part of one of the world’s largest travel agency networks with locations in 139 countries worldwide.

Information Related To Forward-Looking Statements
This release includes forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance. These forward-looking statements are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “should,” “could,” “would,” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. American Express undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: events impacting the likelihood and timing of the creation of the joint venture and completion of the transaction, such as regulatory and other approvals, consultation requirements and the execution of ancillary agreements; the ability of the investors to fund their investment in the joint venture; uncertainty relating to the timing and magnitude of the recognition of a gain by American Express as a result of the transaction, such as when assets are transferred to the joint venture and costs related to the transaction; the actual amount of any potential gain arising from the transaction American Express decides to invest in growth initiatives, which will be based in part on management’s assessment of competitive opportunities; the potential loss of key customers, vendors and other business partners; the underlying assumptions related to the transaction proving to be inaccurate or unrealized, such as the ability of the joint venture to build upon GBT’s innovations and capabilities, the ability of the joint venture to accelerate the growth of the GBT business and provide additional value to corporate customers and the ability of the joint venture and American Express to coordinate following the transaction; and the joint venture’s ability to successfully create additional investment capacity for products, technology and servicing capabilities following consummation of the transaction. A further description of such factors can be found in American Express’ Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other reports filed with the SEC.

Contacts:	Christine Elliott 212-640-0622 christine.s.elliott@aexp.com
Diana Postemsky 212-640-9203 diana.c.postemsky@aexp.com